EXHIBIT 99
                                                                      ----------

MRO SOFTWARE (LOGO)

                              FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                         MEDIA CONTACT:
Peter Rice                                                Vaughn Harring
(781) 280-6550                                            (781) 280-6855
peter.rice@mro.com                                        vaughn.harring@mro.com


                       MRO SOFTWARE REPORTS FOURTH QUARTER
                             AND FISCAL 2003 RESULTS

                  FINISHES YEAR WITH GROWTH IN SALES, EARNINGS,
                           OPERATING MARGINS AND CASH

BEDFORD, MASS., OCTOBER 30, 2003 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced revenues of $46.0 million for the Company's fourth quarter and $176.9 million for the fiscal year ended September 30, 2003.

Total revenues for the fourth quarter were $46.0 million compared with $46.1 million for the fourth quarter last year. Revenues for the fiscal year ended September 30, 2003 were $176.9 million, compared with $171.9 million for the prior year, an increase of 3 percent.

On a GAAP basis, the Company reported net income for the fourth quarter of $2.6 million or $0.11 per diluted share, compared with a net loss of $2.0 million or ($0.08) per share for the same quarter last year. On a GAAP basis for the fiscal year ended September 30, 2003, the Company reported net income of $4.9 million or $0.20 per diluted share compared with a net loss of $10.6 million, or ($0.46) per share for the prior year.

Pro forma net income (see Schedule A) for the fourth quarter was $3.3 million, or $0.13 per diluted share compared with pro forma net income of $1.4 million or $0.06 per diluted share for same quarter last year. For fiscal year ended September 30, 2003, the Company reported pro forma net income of $7.9 million, or $0.32 per diluted share compared with pro forma net income of $0.8 million, or $0.03 per diluted share for the prior year. Pro forma results are adjusted for the amortization of acquired technology, goodwill and other intangibles and their related tax effects. As a result of the Company's implementation of FASB No.142 on October 1, 2002, the Company no longer amortizes goodwill.

For the fourth quarter, revenues from software license sales were $14.2 million, compared with $15.0 million for the same quarter last year, a decrease of 5 percent. Support and services revenues were $31.8 million for the fourth quarter, compared with $31.0 million for the same quarter last year, an increase of 3 percent.

For fiscal year ended September 30, 2003, software revenues were $49.9 million compared with $49.0 million for the prior year, an increase of 2 percent. Support and services revenues for the fiscal year ended September 30, 2003, were $127.0 million compared with $122.9 million for the prior year, an increase of 3 percent.

During the fourth quarter, the Company sold more than 230 new licenses into a broad range of industries. Customers that purchased MRO Software solutions during the quarter included: Alcan, Aventis Pharmaceuticals, Cornell University, Daimler Chrysler AG, Gillette, HP, Lockheed Martin, Nippon Oil Corporation, Penn State University, Port of Seattle, Sara Lee Corporation, State Street Bank, Siemens, U.S. Coast Guard, U.S. Customs, U.S. Department of Energy, U.S. National Parks Service and the U.S. Navy.

The balance sheet as of September 30, 2003 contained $94.6 million in cash and marketable securities and no long-term debt. This compares with $67.8 million in cash and marketable securities as of September 30, 2002, and represents a 40 percent increase year-over-year. For the fourth quarter, deferred revenue was $29.9 million, and days sales outstanding (DSO) improved to 57 days from 64 days in the prior quarter.

"During this fiscal year we've improved every important metric with increases in revenue, software sales, earnings and cash," said Chip Drapeau, president and CEO, MRO Software. "This year's results were driven by the increased adoption of MAXIMO's Web-architecture, increased sales of our IT Asset Management solution and a continuation of our high customer retention rates delivered by our support and services organizations. Based on the continuing trends in MAXIMO(R) and MAXIMO MainControl(R) sales, our focus on vertical industry solutions, and the Company's solid financial fundamentals, I believe we are well-positioned for the future."

"I'm pleased with the continued improvement of the Company's financial metrics," said Peter Rice, executive vice president and CFO, MRO Software. "Our focus on profitability, improved operating margins and cash generation is reflected in the strong results we reported today."

Rice continued, "For fiscal year 2004, the Company expects total revenues will grow by approximately 5 percent above fiscal 2003 results. We believe that our operating margins will continue to increase and that will result in improved earnings that are expected to be in the range of $0.30-$0.40 per share on a GAAP basis and $0.40-$0.50 per share on a pro forma basis. As consistent with our prior performance, the Company expects a majority of the anticipated revenue growth to occur in the second half of the fiscal year. Specifically, in the first quarter of fiscal 2004 we expect revenues to be in the range of $43 to $45 million, GAAP earnings to be in the range of $0.03 to $0.05 per share, and pro forma earnings to be in the range of $0.05 to $0.07 per share."

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and their related tax effects (see Schedule A).

The Company will conduct its regularly scheduled fiscal fourth quarter and year end 2003 conference call on Thursday, October 30, at 4:30 p.m. EST. For participants in the U.S. and Canada, the phone number is (800) 932-9896. International participants should use the phone number (706) 634-5804.

A webcast of the call is available at: www.mro.com/investor
                                       --------------------

A digital recording will be made available beginning two hours after the completion of the conference call and will be available through November 6, 2003. Participants in the U.S. and Canada should call (800) 642-1687. International participants should call (706) 645-9291. All participants should use the Conference ID 3402121.

A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: www.mro.com/investor

ABOUT MRO SOFTWARE, INC.
MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

FORWARD-LOOKING STATEMENTS.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or deployment of our industry-specific offerings, delayed sales of our MainControl products in anticipation of new releases, lower than expected benefits from our alliance partner program, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Quarterly Report on Form 10-Q for the third quarter of fiscal 2003.

                                      # # #

MAXIMO(R) and MAXIMO MainControl(R) are registered trademarks, and MRO SoftwareTM is a trademark, of MRO Software, Inc.

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                  Three Months Ended                  Twelve Months Ended
                                                                     September 30,                        September 30,
                                                             ----------------------------         ----------------------------
                                                                2003              2002               2003              2002
                                                             ----------        ----------         ----------        ----------
(in thousands, except per share data)
Revenues:
     Software                                                $   14,219        $   15,035         $   49,904        $   49,035
     Support and services                                        31,747            31,039            126,973           122,846
                                                             ----------        ----------         ----------        ----------
              Total revenues                                     45,966            46,074            176,877           171,881
                                                             ----------        ----------         ----------        ----------

 Cost of revenues:
     Software                                                     1,669             1,335              4,938             4,016
     Support and services                                        14,515            14,199             58,618            61,862
     Amortization of acquired technology                            844               835              3,376             2,996
                                                             ----------        ----------         ----------        ----------
              Total cost of revenues                             17,028            16,369             66,932            68,874
                                                             ----------        ----------         ----------        ----------

 Gross profit                                                    28,938            29,705            109,945           103,007

 Operating expenses:
     Sales and marketing                                         13,352            15,063             59,117            58,806
     Product development                                          6,820             7,222             26,476            26,897
     General and administrative                                   4,584             5,922             17,702            19,698
     Amortization of goodwill and other intangibles                 204             3,756                908            12,925
                                                             ----------        ----------         ----------        ----------
              Total operating expenses                           24,960            31,963            104,203           118,326
                                                             ----------        ----------         ----------        ----------

 Income/(loss) from operations                                    3,978            (2,258)             5,742           (15,319)

     Interest income                                                215               224                811               974
     Other income/(expense), net                                     11              (539)             1,161               (94)
                                                             ----------        ----------         ----------        ----------

Income/(loss) before income taxes                                 4,204            (2,573)             7,714           (14,439)

 Provision/(benefit) for income taxes                             1,568              (611)             2,844            (3,888)
                                                             ----------        ----------         ----------        ----------

 Net income/(loss)                                           $    2,636        $   (1,962)        $    4,870        $  (10,551)
                                                             ==========        ==========         ==========        ==========

Net income/(loss) per share, basic                           $     0.11        $    (0.08)        $     0.20        $    (0.46)
                                                             ----------        ----------         ----------        ----------
Net income/(loss) per share, diluted                         $     0.11        $    (0.08)        $     0.20        $    (0.46)
                                                             ----------        ----------         ----------        ----------

 Shares used to calculate net income/(loss) per share
      Basic                                                      24,548            24,266             24,429            23,171
      Diluted                                                    24,985            24,266             24,653            23,171

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   Schedule A
                                   (unaudited)

                                                                  Three Months Ended                  Twelve Months Ended
                                                                     September 30,                        September 30,
                                                             ----------------------------         ----------------------------
                                                                2003              2002               2003              2002
                                                             ----------        ----------         ----------        ----------
(in thousands, except per share data)

GAAP net income/(loss)                                       $    2,636         $   (1,962)        $    4,870         $  (10,551)

     Pro forma adjustments
     ---------------------

     Amortization of goodwill and other intangibles                 204              3,756              3,376             12,925
     Amortization of acquired technology                            844                835                908              2,996
     Related tax effects                                           (350)            (1,234)            (1,277)            (4,569)

                                                             ----------         ----------         ----------         ----------
     Total pro forma adjustments                                    698              3,357              3,007             11,352

Pro forma net income, as adjusted                            $    3,334         $    1,395         $    7,877         $      801
                                                             ----------         ----------         ----------         ----------


Pro forma diluted net income per share,
  as adjusted                                                $     0.13         $     0.06         $     0.32         $     0.03
                                                             ----------         ----------         ----------         ----------

Shares used to calculate pro forma net income
    per share, as adjusted                                       24,985             24,330             24,653             23,888

NOTE:
In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects. Pro forma net loss for fiscal year 2002 is adjusted to exclude the amortization of acquired technology, goodwill and other intangibles and their related tax effects. The Company adopted FAS No. 142 on October 1, 2002. In accordance with FAS No. 142, the Company no longer amortizes goodwill.

Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparison with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                         September 30, 2003    September 30, 2002
                                                         ------------------    ------------------
(in thousands)
                                        ASSETS

Cash and cash equivalents                                     $   73,662            $   67,315
Marketable securities                                              1,102                  --
Accounts receivable, net                                          28,833                35,433
Other current assets                                               6,419                 9,042
                                                              ----------            ----------
         TOTAL CURRENT ASSETS                                    110,016               111,790
                                                              ----------            ----------

Marketable securities                                             19,809                   500
Property and equipment, net                                        8,239                10,156
Intangible assets, net                                            53,910                58,366
Other assets                                                      13,287                11,341
                                                              ----------            ----------
         TOTAL ASSETS                                         $  205,261            $  192,153
                                                              ==========            ==========


                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                           $   28,799            $   26,192
Deferred revenue                                                  28,734                27,536
                                                              ----------            ----------
         TOTAL CURRENT  LIABILITIES                               57,533                53,728
                                                              ==========            ==========

Other long term liabilities                                        1,216                   405
                                                              ----------            ----------
         TOTAL LIABILITIES                                        58,749                54,133
                                                              ==========            ==========


         STOCKHOLDERS' EQUITY                                    146,512               138,020
                                                              ----------            ----------

              TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        $  205,261            $  192,153
                                                              ==========            ==========

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